EXHIBIT 99.1

News For Immediate Release

CENTEX CONSTRUCTION PRODUCTS REPORTS
A 45% INCREASE IN FISCAL 2003 RESULTS AND SETS CONFERENCE CALL

     (Dallas, TX April 21, 2003): Centex Construction Products, Inc. (NYSE: CXP) today reported financial results for its fourth quarter ended March 31, 2003, and for fiscal year 2003. CXP produces and distributes Cement, Gypsum Wallboard, Recycled Paperboard, and Concrete and Aggregates. CXP is currently 65.1%-owned by Centex Corporation.

     CXP’s senior management will conduct a conference call to discuss the financial results and other matters on Tuesday, April 22, 2003 at 11:00 a.m. Eastern Time (10:00 a.m. Central Time). The conference call will be webcast simultaneously on the CXP Web site, http://www.centex-cxp.com. A replay of the call will be available on that site for 30 days. For more information, contact CXP at 214-981-6565.

     For the quarter ended March 31, 2003, CXP’s net earnings declined 13% to $9,386,000 or $0.51 per diluted share from $10,781,000 or $0.58 per diluted share for the same quarter last year. Decreased Cement and Gypsum Wallboard operating earnings were partially offset by higher Paperboard and Aggregates operating earnings, an increase in Other income and lower corporate interest expense. Revenues for the fourth quarter this year totaled $117,400,000, 5% greater than $111,365,000 for the same quarter a year ago.

     For the fiscal year ended March 31, 2003, CXP’s net earnings and diluted earnings per share increased 45%, respectively, to $57,606,000 or $3.11 per diluted share from $39,706,000 or $2.15 per diluted share for the same period a year ago. Revenues for this fiscal year of $501,257,000 were 6% greater than $471,083,000 for the prior fiscal year.

CEMENT

     Cement revenues for this year’s fourth quarter totaled $32.3 million, level with $32.4 million for the same quarter a year ago. Operating earnings from Cement for this year’s fourth quarter declined 15% to $8.0 million from $9.3 million for the same quarter last year due to lower sales prices and an increase in maintenance costs.

     Cement sales volume for the fourth quarter totaled 463,000 tons, 4% above 446,000 tons for the same quarter last year, due to increased sales in most markets. Purchased cement sales volume of 22,000 tons for this year’s fourth quarter was 29% less than purchased cement sales volume for the fourth quarter a year ago. Although demand in certain markets has softened, consumption is still

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CXP ANNOUNCES A 45% INCREASE IN FISCAL 2003 RESULTS AND SETS CONFERENCE CALL

at a high level and fiscal 2003 was the Company’s 17th consecutive “sold-out” year. CXP’s average Cement net sales price for the fourth quarter this year of $63.64 per ton was 2% below $65.04 per ton for the same quarter a year ago, due to lower sales prices in the Texas and West Coast markets.

     Operating earnings from Cement were $54.4 million for the fiscal year, 10% below $60.2 million for fiscal 2002, primarily due to decreased purchased cement sales volume, lower sales prices and increased fuel and maintenance costs. For fiscal 2003, revenues from Cement were $173.2 million, down 5% from $183.2 million for the same period a year ago. The average sales price was $66.84 per ton for fiscal 2003 year, 1% less than $67.69 per ton for last fiscal year.

     Cement sales volume of 2,361,000 tons for fiscal year 2003 was 3% below sales volume of 2,441,000 tons for the same period in fiscal 2002. Purchased Cement sales volume of 159,000 tons for this fiscal year was 98,000 tons less than purchased Cement sales volume for fiscal year 2002.

GYPSUM WALLBOARD

     Gypsum Wallboard revenues for the fourth quarter totaled $56.6 million, a 5% increase over $54.0 million for the same quarter a year ago. Gypsum Wallboard reported a fourth quarter operating profit of $2.9 million, a 61% decrease from the $7.6 million operating profit for the same quarter last year. The earnings decline for the quarter resulted mainly from lower sales prices and higher energy costs. Gypsum Wallboard sales volume of 548 million square feet (MMSF) for this year’s fourth quarter was 6% above the 518 MMSF sold during the same quarter last year. The average net sales price for this year’s fourth quarter was $79.00 per thousand square feet (MSF), 4% below $82.27 per MSF for the same quarter last year.

     For fiscal 2003, Gypsum Wallboard reported a $27.2 million operating profit, up 486% from $4.6 million of operating earnings for fiscal 2002 primarily driven by increased average net sales prices. For fiscal 2003, Gypsum Wallboard revenues were $212.8 million, a 16% increase from $183.5 million for fiscal year 2002.

     Gypsum Wallboard sales volume of 1,933 MMSF for the current fiscal year was level with 1,930 MMSF for the prior fiscal year. The average net sales price for this fiscal year was $87.12 per MSF, 19% greater than $72.97 per MSF for fiscal year 2002.

PAPERBOARD

     CXP’s Paperboard operation reported fourth quarter revenues of $25.5 million, up 9% from $23.4 million of revenues for last year’s fourth quarter. Paperboard operating earnings of $5.7 million for the quarter this year were 19% greater than $4.8 million for the fourth quarter a year ago, primarily due to higher sales prices.

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CXP ANNOUNCES A 45% INCREASE IN FISCAL 2003 RESULTS AND SETS CONFERENCE CALL

     For this year’s fourth quarter, Paperboard sales volume was 60,000 tons at an average net sales price of $419.60 per ton, compared to last year’s sales volume of 58,000 tons at an average net sales price of $398.93 per ton.

     For fiscal 2003, Paperboard operating earnings of $17.6 million were 77% higher than $10.0 million for the same period last year due to increased sales volume, higher sales prices and lower production costs. In addition, last year’s operating earnings were negatively impacted by $2.1 million of costs associated with the closing of the Denver mill on April 23, 2001. Paperboard revenues for this fiscal year were $92.9 million, a 10% improvement over revenues of $84.3 million for the prior fiscal year. Paperboard sales volume for fiscal 2003 was 225,000 tons at an average price of $408.44 per ton, compared to 210,000 tons at an average sales price of $398.13 per ton for the previous fiscal year.

CONCRETE AND AGGREGATES

     Revenues from Concrete and Aggregates were $12.6 million for the fourth quarter, 9% higher than $11.6 million for the same quarter a year ago. Concrete and Aggregates reported a $142,000 operating profit for the fourth quarter, compared to a $29,000 operating loss for the same quarter last year. The improvement was primarily due to higher Aggregates sales prices.

     Concrete sales volume for the fourth quarter this year was 159,000 cubic yards, a 20% increase from 132,000 cubic yards for the same quarter last year. The gain was attributable to increased sales volume at CXP’s Texas Concrete operation. CXP’s average Concrete net sales price of $52.92 per cubic yard for the fourth quarter was 6% below $56.07 per cubic yard for the same quarter a year ago, due to lower Texas sales prices.

     CXP’s Aggregates operation reported sales volume of 793,000 tons for the quarter, 13% less than sales volume of 909,000 tons for the fourth quarter last year. The sales volume decline is attributable to no sales in this year’s fourth quarter from the closed Georgetown, Texas plant. The average net sales price of $5.02 per ton for the fourth quarter was 15% greater than $4.37 per ton for last year’s fourth quarter. Pricing in last year’s fourth quarter was negatively impacted by market conditions at the closed Georgetown plant.

     Concrete and Aggregates reported an operating loss of $268,000 for fiscal 2003 compared to a $4.4 million operating profit in fiscal 2002. The loss was due primarily to costs associated with the Georgetown plant closure, lower Concrete sales prices and higher Aggregates cost of sales. Concrete and Aggregates revenues for fiscal 2003 were $56.6 million, 2% less than $57.6 million for the same period last year.

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CXP ANNOUNCES A 45% INCREASE IN FISCAL 2003 RESULTS AND SETS CONFERENCE CALL

     Concrete sales volume of 681,000 cubic yards for fiscal 2003 was 1% greater than 673,000 cubic yards for the same period last year. Concrete’s average net sales price of $53.86 per cubic yard for this fiscal year was 4% below fiscal 2002 average net sales price of $55.93 per cubic yard.

     Aggregates sales volume of 4,159,000 tons in fiscal 2003 was 2% below the 4,265,000 tons sold last fiscal year. The average net sales price of CXP’s Aggregates was $4.51 per ton for fiscal 2003, 4% above last fiscal year’s sales price of $4.33 per ton.

RELATED DEVELOPMENTS

     On March 31, 2003, CXP’s President and Chief Executive Officer Richard D. Jones, Jr. retired from the Company and also resigned from the Company’s Board of Directors. Mr. Jones’ responsibilities were assumed by Laurence E. Hirsch, Chairman and Chief Executive Officer of Centex Corporation. Mr. Hirsch has been CXP’s Chairman since the Company became publicly held in 1994 and will also be its Chief Executive Officer.

     During the quarter ended March 31, 2003, CXP repurchased no shares of its own stock under its repurchase authorization. As of March 31, 2003, there were approximately 519,900 shares remaining under the Company’s current authorization. The ownership of CXP by Centex Corporation was 65.1% at March 31, 2003.

     On February 28, 2003, the Company terminated $20.0 million of its $75.0 million interest rate swap agreement at an after-tax cost of $215,000. The balance of the interest rate swap agreement after the $20.0 million reduction is $55.0 million.

     CXP’s total debt balance at March 31, 2003 was $80.9 million, down $101.5 million from $182.4 million at March 31, 2002. At March 31, 2003, the Company’s debt-to-capitalization ratio was 14.4%.

OUTLOOK

     The outlook for fiscal 2004 is favorable with cement and wallboard consumption forecast to remain at high levels. Cement and wallboard prices are currently stable and a wallboard price increase has been announced. The profitability of CXP’s paperboard operations continues to steadily increase. Like many other companies, CXP is experiencing cost pressures in areas such as energy and raw materials. Assuming prices and demand remain at current levels for CXP’s products, the Company expects to report higher earnings for fiscal 2004 than it did for fiscal 2003.

# # #

This release includes forward-looking statements which reflect the Company’s current view of future events and financial performance and involve known and unknown risks and uncertainties that may cause the Company’s actual results to be materially different from planned or expected results. Those risks and uncertainties include, but are not limited to, the cyclical and seasonal nature of the Company’s business, public infrastructure expenditures, adverse weather, availability of raw materials, unexpected operational difficulties, governmental regulation and changes in governmental and public policy, changes in economic conditions specific to any one or more of the Company’s markets, competition, announced increases in capacity in the gypsum wallboard, paperboard and cement industries, general economic conditions, and interest rates. Investors should take such risks and uncertainties into account when making investment decisions. These and other factors are described in the Annual Report on Form 10-K for Centex Construction Products, Inc. for the fiscal year ended March 31, 2002 and the Company’s Quarterly Report on Form 10-Q for the quarters ended June 30, 2002, September 30, 2002 and December 31, 2002. The reports are filed with the Securities and Exchange Commission.

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CXP ANNOUNCES A 45% INCREASE IN FISCAL 2003 RESULTS AND SETS CONFERENCE CALL

For Additional Information, Contact at 214/981-6565:

Steven R. Rowley
Chief Operating Officer

Arthur R. Zunker, Jr.
Senior Vice President and Chief Financial Officer

Note Attachments:
(1) Summary of Consolidated Earnings
(2) Revenues and Earnings by Lines of Business (quarter)
(3) Revenues and Earnings by Lines of Business (fiscal year)
(4) Sales Volume and Net Sales Prices
(5) Consolidated Balance Sheets

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Centex Construction Products, Inc.
Attachment 1

Centex Construction Products, Inc.
Summary of Consolidated Earnings
(dollar amounts in thousands, except per share data)
(unaudited)

		Quarter Ended March 31,

		2003	2002	Change

Revenues		$117,400	$111,365	+5%
Earnings Before Income Taxes		$14,112	$16,209	-13%
Net Earnings		$9,386	$10,781	-13%
Earnings Per Share:
	- Basic	$0.51	$0.59	-14%
	- Diluted	$0.51	$0.58	-12%
Average Shares Outstanding:
	- Basic	18,376,422	18,355,975	—
	- Diluted	18,448,968	18,470,806	—

		Fiscal Year Ended March 31,

		2003	2002	Change

Revenues		$501,257	$471,083	+6%
Earnings Before Income Taxes		$86,613	$59,699	+45%
Net Earnings		$57,606	$39,706	+45%
Earnings Per Share:
	- Basic	$3.13	$2.16	+45%
	- Diluted	$3.11	$2.15	+45%
Average Shares Outstanding:
	- Basic	18,418,191	18,350,716	—
	- Diluted	18,523,651	18,461,414	—

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Centex Construction Products, Inc.
Attachment 2

Centex Construction Products, Inc.
Revenues and Earnings by Lines of Business
(dollars in thousands)
(unaudited)

	Quarter Ended, March 31,

	2003	2002	Change

Revenues
Cement	$32,338	$32,424	—
	28%	29%
Gypsum Wallboard	56,580	54,039	+5%
	48%	49%
Paperboard	25,529	23,373	+9%
	21%	21%
Concrete & Aggregates	12,628	11,560	+9%
	11%	10%
Other, net	758	(828)	+192%
	1%	(1%)
Less: Intersegment Sales	(10,433)	(9,203)
	(9%)	(8%)

Total	$117,400	$111,365	+5%
	100%	100%

Operating Earnings
Cement	$7,965	$9,320	-15%
	46%	45%
Gypsum Wallboard	2,915	7,551	-61%
	17%	36%
Paperboard	5,685	4,762	+19%
	32%	23%
Concrete & Aggregates	142	(29)	+590%
	1%	—
Other, net	758	(828)	+192%
	4%	(4%)

Total Operating Earnings	17,465	20,776	-16%
	100%	100%
Corporate General Expenses	(1,457)	(1,695)
Interest Expense, net	(1,896)	(2,872)

Earnings Before Income Taxes	$14,112	$16,209	-13%

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Centex Construction Products, Inc.
Attachment 3

Centex Construction Products, Inc.
Revenues and Earnings by Lines of Business
(dollars in thousands)
(unaudited)

	Fiscal Year Ended, March 31,

	2003	2002	Change

Revenues
Cement	$173,198	$183,154	-5%
	35%	39%
Gypsum Wallboard	212,790	183,500	+16%
	42%	39%
Paperboard	92,898	84,293	+10%
	18%	18%
Concrete & Aggregates	56,598	57,621	-2%
	11%	12%
Other, net	2,885	(355)	+913%
	1%	—
Less: Intersegment Sales	(37,112)	(37,130)
	(7%)	(8%)

Total	$501,257	$471,083	+6%
	100%	100%

Operating Earnings
Cement	$54,430	$60,173	-10%
	53%	76%
Gypsum Wallboard	27,196	4,643	+486%
	27%	6%
Paperboard	17,614	9,977	+77%
	17%	13%
Concrete & Aggregates	(268)	4,401	-106%
	—	6%
Other, net	2,885	(355)	+913%
	3%	(1%)

Total Operating Earnings	101,857	78,839	+29%
	100%	100%
Corporate General Expenses	(5,654)	(5,486)
Interest Expense, net	(9,590)	(13,654)

Earnings Before Income Taxes	$86,613	$59,699	+45%

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Centex Construction Products, Inc.
Attachment 4

Centex Construction Products, Inc.
Sales Volume and Net Sales Prices
(unaudited)

	Sales Volume

	Quarter Ended		Fiscal Year Ended
	March 31,		March 31,

	2003	2002	2003	2002

Cement (M Tons)	463	446	2,361	2,441
Gypsum Wallboard (MMSF)	548	518	1,933	1,930
Paperboard (M Tons)	60	58	225	210
Concrete (M Cubic Yards)	159	132	681	673
Aggregates (M Tons)	793	909	4,159	4,265

	Average Net Sales Price*

	Quarter Ended		Fiscal Year Ended
	March 31,		March 31,

	2003	2002	2003	2002

Cement (Ton)	$63.64	$65.04	$66.84	$67.69
Gypsum Wallboard (MSF)	$79.00	$82.27	$87.12	$72.97
Paperboard (Ton)	$419.60	$398.93	$408.44	$398.13
Concrete (Cubic Yard)	$52.92	$56.07	$53.86	$55.93
Aggregates (Ton)	$5.02	$4.37	$4.51	$4.33

*	Net of freight and delivery costs billed to customers.

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Centex Construction Products, Inc.
Attachment 5

Centex Construction Products, Inc.
Consolidated Balance Sheets
(dollars in thousands)
(unaudited)

	March 31,

	2003	2002 (*)

ASSETS
Current Assets:
Cash and Equivalents	$13,599	$11,403
Accounts and Notes Receivable, net	52,498	58,957
Inventories	58,254	54,220

Total Current Assets	124,351	124,580

Property, Plant and Equipment	794,380	796,766
Less Accumulated Depreciation	(259,544)	(230,283)

Property, Plant and Equipment, net	534,836	566,483

Notes Receivable, net	1,197	1,299
Goodwill	40,290	41,088
Other Assets	11,404	9,902

	$712,078	$743,352

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Notes Payable	$25,257	$18,630
Accounts Payable and Accrued Liabilities	70,858	79,359
Current Portion of Long-term Debt	80	80

Total Current Liabilities	96,195	98,069

Long-term Debt	55,590	163,670
Deferred Income Taxes	80,461	53,781
Stockholders’ Equity —
Common Stock, Par Value $0.01; Authorized 50,000,000 Shares; Issued and Outstanding 18,379,558 and 18,358,473 Shares, respectively	184	184
Capital in Excess of Par Value	14,228	15,153
Accumulated Other Comprehensive Losses	(2,061)	(1,063)
Retained Earnings	467,481	413,558

Total Stockholders’ Equity	479,832	427,832

	$712,078	$743,352

(*) From Audited Financial Statements.